The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Pricing Supplement dated May 5, 2015

PROSPECTUS dated November 19, 2014	Pricing Supplement No. 278 to
PROSPECTUS SUPPLEMENT dated November 19, 2014	Registration Statement No. 333-200365
INDEX SUPPLEMENT Dated November 19, 2014	Dated May , 2015
Rule 424(b)(2)
$
Morgan Stanley
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Buffered Participation Securities Linked to Global Equities due May 13, 2020
Based on a Performance-Allocation Basket Composed of the WisdomTree Europe Hedged Equity Fund,
 the iShares® Russell 2000® ETF and the Energy Select Sector SPDR® Fund
Principal at Risk Securities
Unlike ordinary debt securities, the securities do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount.  At maturity you will receive for each security that you hold an amount in cash that will vary depending on the performance of a basket composed of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Shares”), the iShares® Russell 2000® ETF (the “IWM Shares”) and the Energy Select Sector SPDR® Fund (the “XLE Shares”).  We refer to each of these exchange-traded funds as a basket component.  The weighting for each basket component is not set at the beginning of the term of the securities.  Instead, in measuring the performance of the basket as a whole as of the determination date, the basket component with the best performance will be allocated a weighting of 45%, the basket component with the second-best performance will be allocated a weighting of 35% and the basket component with the worst performance will be allocated a weighting of 20%.  At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the basket performance measured on the determination date.  If the basket performance is positive, meaning that the value of the basket has increased, you will receive a return on your investment equal to $10 plus the product of $10 and the basket performance.  If the basket performance is negative, but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, the securities will redeem for par.  However, if the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, investors will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of $1 per security.  Investors may lose up to 90% of the stated principal amount of the securities. These long-dated securities are for investors who seek a return based on the performance of the basket components and who are willing to risk their principal and forgo current income in exchange for the buffer feature that applies to a limited range of performance of the basket.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
•	The stated principal amount and issue price of each security is $10.
•	We will not pay interest on the securities.
•	At maturity, you will receive an amount of cash per security based on the basket performance, which is determined on the determination date, as follows:
º
If the basket performance is positive, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10 plus the product of $10 and the basket performance.

º
If the basket performance is negative but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10.

º
If the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10 × (basket performance + buffer amount).

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $10.  However, under no circumstances will the securities pay less than the minimum payment at maturity of $1 per security.
•	The basket performance will equal the sum of the performance values for each of the basket components.
•
The performance value for each basket component will equal (i) the product of the respective final price for each basket component minus the respective initial price for such basket component divided by the respective initial price for such basket component times (ii) the weighting for such basket component.

•
The weighting for each basket component will be determined on the determination date based on the relative performance of the basket components against each other.  The basket component with the best performance will be allocated a weighting of 45%, the basket component with the second-best performance will be allocated a weighting of 35% and the basket component with the worst performance will be allocated a weighting of 20%.

•	The initial price for each basket component will equal the closing price of one share of such basket component on the pricing date.
•
The final price for each basket component will equal the closing price of one share of such basket component on the determination date, times the relevant adjustment factor. The adjustment factor for each basket component is 1.0, subject to change for certain events affecting such basket component.

•	The pricing date, which is the day we price the securities for initial sale to the public, will be May 8, 2015.
•	The determination date will be May 8, 2020, subject to postponement for each basket component separately in the event of a non-trading day or a market disruption event.
•	Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.
•	The securities will not be listed on any securities exchange.
•	The minimum purchase amount is $1,000 or 100 securities.
•	The estimated value of the securities on the pricing date is approximately $9.309 per security, or within $0.20 of that estimate. See “Summary of Pricing Supplement” beginning on PS-3.
•	The CUSIP number for the securities is 61764V794 and the ISIN number for the securities is US61764V7947.
You should read the more detailed description of the securities in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”
The securities are risker than ordinary debt securities. See “Risk Factors” beginning on PS-11.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

PRICE $10 PER SECURITY

	Price to public	Agent’s commissions and fees	Proceeds to issuer(3)
Per security	$10.00	$0.25(1)
		$0.05(2)	$9.70
Total	$	$	$

(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.25 for each security they sell.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.
(3)	See “Use of Proceeds and Hedging” on page PS-40.
The agent for this offering, Morgan Stanley & Co. LLC, is our wholly-owned subsidiary.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement, index supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement, index supplement and prospectus may not be publicly distributed in Mexico.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus supplement, index supplement and prospectus.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities offered are medium-term debt securities of Morgan Stanley.  The return on the securities is linked to the performance of a basket composed of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Shares”), the iShares® Russell 2000® ETF (the “IWM Shares”) and the Energy Select Sector SPDR® Fund (the “XLE Shares”).  We refer to each of these exchange-traded funds as a basket component.  The weighting for each basket component is not set at the beginning of the term of the securities.  Instead, in measuring the performance of the basket as a whole as of the determination date, the basket component with the best performance will be allocated a weighting of 45%, the basket component with the second-best performance will be allocated a weighting of 35% and the basket component with the worst performance will be allocated a weighting of 20%.  At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the basket performance, as measured on the determination date.  If the basket performance is positive, meaning that the value of the basket has increased, you will receive a return on your investment equal to $10 plus the product of $10 and the basket performance.  If the basket performance is negative, but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, the securities will redeem for par.  However, if the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, investors will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of $1 per security.  Investors may lose up to 90% of the stated principal amount of the securities. All payments on the securities are subject to the credit risk of Morgan Stanley.

SPDR is a trademark of Standard & Poor’s Financial Services LLC. iShares® is a registered trademark of BlackRock Institutional Trust Company.

Each security costs $10
We, Morgan Stanley, are offering the Buffered Participation Securities Linked to Global Equities due May 13, 2020 Based on a Performance-Allocation Basket Composed of the WisdomTree Europe Hedged Equity Fund, the iShares® Russell 2000® ETF and the Energy Select Sector SPDR® Fund, which we refer to as the securities.  The stated principal amount and original issue price of each security is $10.

The original issue price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $10.  We estimate that the value of the securities on the pricing date will be approximately $9.309, or within $0.20 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the buffer amount, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which Morgan Stanley & Co. LLC, which we refer to as MS & Co., purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

The basket	The following table sets forth the basket components along with the initial price (as defined below) and the relevant Bloomberg ticker symbol of each basket component:

Basket component	Initial share price	Bloomberg ticker symbol*
Shares of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Shares”)		HEDJ UP
Shares of the iShares® Russell 2000® ETF (the “IWM Shares”)		IWM UP
Shares of the Energy Select Sector SPDR® Fund (the “XLE Shares”)		XLE UP
 *Bloomberg ticker symbols are being provided for reference purposes only. With respect to each basket component, the initial price and the final price will be determined as set forth under “Description of Securities—Initial Price” and “Description of Securities—Final Price.”

The securities do not guarantee the return of any principal at maturity; basket component weightings set on the determination date
Unlike ordinary debt securities, the securities do not pay interest and provide for a minimum payment at maturity of only 10% of your principal.  At maturity, you will receive for each $10 stated principal amount of securities that you hold an amount in cash that will vary depending on the value of the basket on the determination date, with the weightings of each basket component to be set on the determination date based on the relative performance of the basket components against each other, as described below.  The payment at maturity may be significantly less than the stated principal amount of the securities.  If the value of the basket has declined as of the determination date by more than the buffer amount of 10%, for every 1% decline beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your securities.  However, under no circumstances will the payment at maturity be less than the minimum payment at maturity of $1 per security.

Payment at Maturity

Unlike ordinary debt securities, the securities do not pay interest.  Instead, for each $10 stated principal amount of securities that you hold, you will receive an amount in cash determined as follows:

If the basket performance is positive, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10 plus the product of $10 and the basket performance.

If the basket performance is negative but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10.

If the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, you will receive for each $10 stated principal amount of securities that you hold a payment at maturity equal to $10 × (basket performance + buffer amount).

Where,
basket performance = the sum of the performance values for each basket component performance value = with respect to each basket component, the product of (x) the final price for such basket component minus the initial price for such basket component divided by (y) the initial price of such basket component times (z) the weighting for such basket component, as expressed by the following formula:

(final price – initial price)	× weighting
initial price
Basket Component Weightings Set on the Determination Date

The weighting for each basket component will not be set on the pricing date. Instead, the weighting will be based on the relative performance of the basket components against each other on the determination date as follows:  the basket component with the best performance will be allocated a weighting of 45%, the basket component with the second-best performance will be allocated a weighting of 35% and the basket component with the worst performance will be allocated a weighting of 20%.
The initial price for each basket component will equal the closing price of one share of such basket component on the pricing date.

If, however, the pricing date is not a trading day for any of the basket components or a market disruption event occurs on the pricing date with respect to any of the basket components, the initial price for such affected basket component will be determined on the next trading day on which no market disruption event occurs with respect to that basket component.  If the initial price for any basket component has not been determined on the fifth scheduled trading day following the pricing date, the calculation agent will determine the initial price for that basket component as set out in the section of this pricing supplement titled “Description of Securities—Initial Price.”

The final price for each basket component will equal the closing price of one share of such basket component on the determination date, times the relevant adjustment factor. The adjustment factor for each basket component is 1.0, subject to change upon certain events affecting the basket component.

The scheduled determination date is May 8, 2020.  If, however, the scheduled determination date is not a trading day with respect to any basket component or if a market disruption event occurs with respect to any basket component on the determination date, the determination date will be postponed, only with respect to the affected basket component, to the next trading day on which no market disruption event occurs with respect to that basket component.  If the final price for any basket component has not been determined on the fifth scheduled trading day following the scheduled determination date, the calculation agent will determine the final price for that basket component as set out in the section of this pricing supplement called “Description of Securities—Final Price.”  If, due to a market disruption event or otherwise, the determination date for any basket component is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such determination date as postponed.  See the section of this pricing supplement called “Description of Securities—Maturity Date.”

If the basket performance is negative by more than the buffer amount as of the determination date, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $10.  However, under no circumstances will the securities pay less than the minimum payment at maturity of $1 per security.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Because the performance of the basket components may not be correlated, a negative performance by one or more of the basket components could wholly offset a positive performance by one or more of the other basket components.
Please review the historical prices of the basket components in the section of this pricing supplement called “Description of Securities—Historical Information” for each calendar quarter in the period from January 1, 2010 through April 28, 2015 and related graphs.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether the positive performance of any basket component will be offset by a lesser positive performance or negative performance of one or more of the other basket components, based on their historical performance.
You may revoke your offer to purchase the securities prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Morgan Stanley & Co. LLC will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation, the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial share price and the final share price for each basket component, the weighting for each basket component, the basket performance, whether to make any adjustments to any adjustment factor, whether a market disruption event has occurred and the payment that you will receive at maturity.

Morgan Stanley & Co. LLC will be the agent; conflicts of interest
The agent for the offering of the securities, MS & Co., our wholly-owned subsidiary, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” on PS-40.

Where you can find more information on the securities
The securities are unsecured debt securities issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 19, 2014, the index supplement dated November 19, 2014 and the prospectus dated November 19, 2014.  We describe the basic features of this type of debt security in the sections of the prospectus supplement called “Description of Notes—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities—Fixed Rate Debt Securities.”

Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the securities, you should read the “Description of the Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in the securities in the section called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock.  See the section of this pricing supplement called “Description of the Securities—United States Federal Taxation.”  We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

How to reach us
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

HYPOTHETICAL PAYOUTS ON THE SECURITIES

At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the basket performance as of the determination date.  If the basket performance is positive, meaning that the value of the basket has increased, you will receive a return on your investment equal to $10 plus the product of $10 and the basket performance.  If the basket performance is negative, but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, the securities will redeem for par.  However, if the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, investors will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of $1 per security.

In measuring the performance of the basket as a whole on the determination date, the basket component with the best performance will be allocated a weighting of 45%, the basket component with the second-best performance will be allocated a weighting of 35% and the basket component with the worst performance will be allocated a weighting of 20%.

The tables below are examples of how to calculate the basket performance and the payment at maturity on the securities based on hypothetical initial prices and hypothetical final prices for each of the basket components.  The actual initial share prices will be determined on the pricing date, and the actual final share prices will be determined on the determination date.

Example 1: Basket performance is positive

Basket Component	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Percentage Change	Weighting	Hypothetical Performance Value
HEDJ Shares	$70.00	$66.50	–5% (worst performance)	20%	-1.00%
IWM Shares	$120.00	$132.00	10% (second-best performance)	35%	3.50%
XLE Shares	$80.00	$92.00	15% (best performance)	45%	6.75%
Hypothetical basket performance:					9.25%

Basket performance = Sum of performance values of each basket component

Each performance value = [(final price - initial price) / initial price] × weighting

HEDJ Shares =   [($66.50 – $70.00) / $70.00] × 20%  = -1.00%,

plus

IWM Shares =  [($120.00 – $132.00) / $132.00] × 35%  = 3.50%,

plus

XLE Shares =  [($92.00 – $80) / $80] × 45%  = 6.75%,

Hypothetical basket performance   =   9.25%

The payment at maturity per security is $10 + ($10 × 9.25%) = $10.925.

Example 2: Basket performance is negative, but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%

Basket Component	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Percentage Change	Weighting	Hypothetical Performance Value
HEDJ Shares	$70.00	$77.00	10% (best performance)	45%	4.50%
IWM Shares	$120.00	$84.00	-30% (worst performance)	20%	-6.00%
XLE Shares	$80.00	$68.00	-15% (second-best performance)	35%	-5.25%
Hypothetical basket performance:					-6.75%

Basket performance = Sum of performance values of each basket component

Each performance value = [(final price - initial price) / initial price] × weighting

HEDJ Shares =   [($77.00 – $70.00) / $70.00] × 45%  = 4.50%,

plus

IWM Shares =  [($84.00 – $120.00) / $120.00] × 20%  = -6.00%,

plus

XLE Shares =  [($68.00 – $80.00) / $80.00] × 35%  = -5.25%,

Hypothetical basket performance   =   -6.75%

The payment at maturity per security is $10.

As the basket performance is negative, but is not less than -10%, meaning that the value of the basket has not decreased by more than the buffer amount of 10%, the payment at maturity per security will be equal to the $10 stated principal amount.

Example 3: Basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%

Basket Component	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Percentage Change	Weighting	Hypothetical Performance Value
HEDJ Shares	$70.00	$38.50	-45% (worst performance)	20%	-9.00%
IWM Shares	$120.00	$126.00	5% (best performance)	45%	2.25%
XLE Shares	$80.00	$48.00	-40% (second-best performance)	35%	-14.00%

Hypothetical basket performance:	-20.75%

Basket performance = Sum of performance values of each basket component

Each performance value = [(final price - initial price) / initial price] × weighting

HEDJ Shares =   [($38.50 – $70.00) / $70.00] × 45%  = -9.00%,

plus

IWM Shares =  [($126.00 – $120.00) / $120.00] × 20%  = 2.25%,

plus

XLE Shares =  [($48.00 – $80.00) / $80.00] × 35%  = -14.00%,

Hypothetical basket performance   =   -20.75%

The payment at maturity per security is $10 × (-20.75% + 10.00%) = $8.925.

As the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, the payment at maturity per security will be equal to $10 × (basket performance + buffer amount).

In the above example, one of the basket components — the IWM Shares — has increased in price by 5% from its initial price, but the other two basket components have declined in price by 45% and 40%.  Accordingly, although one of the basket components has increased in price, the significant decline in price of the other two basket components more than offset such increase and the basket performance is negative and less than -10%.  Therefore, the payment at maturity per security will be less than the $10 stated principal amount.

While the weightings of the basket components are set on the determination date in a way that is favorable to the investors (45% for the best-performing basket component, 35% for the second-best performing basket component and 20% for the worst-performing basket component), the basket performance can still be negative if one or more basket components decline in price over the term of the securities.

If the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, you will receive an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment.  You could lose up to 90% of the stated principal amount of the securities.

Please review the tables setting forth the historical performance of each of the basket components for each calendar quarter in the period from January 1, 2010 through April 28, 2015 and related graphs in “Description of Securities––Historical Information” beginning on PS-29.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the prices of any of the basket components will be offset by decreases in the prices of other basket components, based on their historical performance.

RISK FACTORS

The securities are not secured debt, and, unlike ordinary debt securities, do not guarantee the return of any principal at maturity and do not pay any interest.  Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.  This section describes the most significant risks relating to the securities.  For a further discussion of risk factors, please see the accompanying prospectus supplement, index supplement and prospectus.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not pay interest and provide a minimum payment at maturity of only 10% of your principal
The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest, and provide a minimum payment at maturity of only 10% of the stated principal amount.  At maturity, you will receive for each $10 stated principal amount of securities that you hold an amount in cash based upon the basket performance, as measured on the determination date. If the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, you will receive at maturity an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment.  You could lose up to 90% of the stated principal amount of the securities.

Changes in the price of one or more of the basket components may offset each other
Movements in the prices of the basket components may not correlate with each other.  At a time when the price of one or more of the basket components increases, the price of one or more of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or decreases in the price of one or more of the other basket components.

However, there have been times in the past when the prices of the basket components have been correlated, and while the best-performing basket component will be given the highest weight and the worst-performing basket component the lowest weight, the basket performance can still be negative if one or more basket components decline in price over the term of the securities.  If the basket performance is negative and is less than -10%, meaning that the value of the basket has decreased by more than the buffer amount of 10%, you will receive an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment.

You can review tables and graphs illustrating the historical performance of the basket components for the period from January 1, 2010 through April 28, 2015 in “Description of Securities––Historical Information” beginning on PS-29.

You cannot predict the future performance of any of the basket components, or of the basket as a whole, or whether increases in the price of any of the basket components will be offset by lesser increases or decreases in the price of other basket components based on their historical performance.

The market price of the securities will be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the values of the basket components on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include:

• the relative price performance of the basket components at any time,

• the volatility (frequency and magnitude of changes in price) of the basket components,
• interest and yield rates in the market,

•      geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the final share prices,

• the time remaining until the maturity of the securities,
• the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the basket components trade,
• dividend rates on each of the basket components and the securities underlying each of the basket components,
• the occurrence of certain events affecting the basket components that may or may not require an adjustment to the relevant adjustment factor,
• the composition of the indices tracked by the basket components and changes in the constituent stocks of the indices tracked by the basket components, and
• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the price of the values of the basket components at the time of sale are at or below the respective initial share prices.

You cannot predict the future performance of any of the basket components based on their historical performance.  There can be no assurance that there will be any positive basket performance over the term of the securities such that you will receive at maturity an amount in excess of the stated principal amount of the securities, and if one or more basket components decline in price, you may lose some or a significant portion of your initial investment in the securities.

The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities
You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect any
MS & Co., as calculation agent, will adjust the adjustment factor for the basket components for certain corporate events affecting the relevant basket component.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the basket components.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the

of the basket components	calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.
Adjustments to the basket components or the indices tracked by the basket components, as applicable, could adversely affect the value of the securities
The investment advisor for each of the basket components (with respect to the HEDJ Shares, WisdomTree Asset Management, Inc., with respect to the IWM Shares, BlackRock Fund Advisors and with respect to the XLE Shares, SSgA Funds Management, Inc.) (each an “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the WisdomTree Europe Hedged Equity Index, the Russell 2000® Index and the Energy Select Sector Index, respectively  (each, a “share underlying index” and together, the “share underlying indices”). Pursuant to their investment strategy or otherwise, the applicable investment advisor can add, delete or substitute the components of such basket components.  Any of these actions could adversely affect the price of the applicable basket components and, consequently, the value of the securities.  In addition, the publisher of each share underlying index is responsible for calculating and maintaining the relevant share underlying index.  The applicable index publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes required by certain corporate events relating to the component stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the share underlying index.  The index publisher may also discontinue or suspend calculation or publication of any of the underlying indices at any time.  If this discontinuance or suspension occurs following the termination of the related basket components, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.  Any of these actions could adversely affect the prices of any of the basket components, and, consequently, the value of the securities.

The basket components and the share underlying indices are different
The performance of the basket components may not exactly replicate the performance of the respective share underlying indices, because each basket component will reflect transaction costs and fees that are not included in the calculation of the index tracked by such basket component.  It is also possible that the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the share underlying indices due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the basket components, differences in trading hours between each basket component and the respective index such basket component tracks or due to other circumstances.  Additionally, the investment adviser for any basket component may have authorization to invest in other securities, including securities not included in the respective index it tracks, futures contracts, options on futures contracts, other types of options and swaps related to the respective index it tracks, as well as cash and cash equivalents, including shares of money market funds affiliated with the investment advisers.

There are risks associated with investments in securities linked to the value of foreign equity securities
The HEDJ Shares track the performance of the WisdomTree Europe Hedged Equity Index, which is linked to the value of European equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including European countries, and these risks include risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S.

reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, including European countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the European economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.
The currency hedge risk employed by the HEDJ Shares may not sufficiently reduce its exposure to currency fluctuations
The price of the HEDJ Shares is related to the U.S. dollar value of stocks that trade in euro.  The HEDJ Shares attempt to mitigate the impact of currency fluctuations on their  performance by entering into forward currency contracts or futures contracts designed to offset their exposure to the euro.  The amount of forward contracts and futures contracts in the HEDJ Shares is based on the aggregate exposure of the HEDJ Shares to the euro.  However, this approach may not eliminate the exposure of the HEDJ Shares to the euro.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the euro and the U.S. dollar.

As a result, the holders of the securities will still likely be exposed to currency exchange rate risk with respect to the euro.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currency hedge strategy employed by the HEDJ Shares is able to mitigate currency fluctuations and the extent to which the euro strengthens or weakens against the U.S. dollar.  If the U.S. dollar strengthens against the euro, the price of the HEDJ Shares could be adversely affected and the payment at maturity on the securities may be reduced.

The performance of the HEDJ Shares will not likely benefit from the appreciation of the euro relative to the U.S. dollar
The HEDJ Shares’ currency hedge strategy will likely result in lower returns in the HEDJ Shares than an equivalent unhedged investment when the euro is rising relative to the U.S. dollar.  Consequently, the weakening of the U.S. dollar relative to the euro is not expected to have any positive impact on the HEDJ Shares (as compared to returns of an equivalent unhedged investment).

The securities are linked to the IWM Shares and are therefore subject to risks associated with small-capitalization companies
The IWM Shares seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index.  The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
Investing in the securities exposes investors to risks associated with investments in securities with exposure to the energy sector
The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with a exposure to the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services.   Some of the factors that may influence supply and demand for energy products and services include:  general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events.  The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities.  Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector.

Investing in the securities is not equivalent to investing in the basket components
Investing in the securities is not equivalent to investing directly in the basket components or their component securities.  For example, as an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions with respect to the component securities. In addition, you do not have the right to exchange your securities for any basket components at any time, and you are subject to the credit risk of Morgan Stanley.

The securities will not be listed on any securities exchange and secondary trading may be limited
The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components and the indices tracked by the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price of the securities will be influenced by many unpredictable factors” above.

Hedging and trading activity by our subsidiaries could potentially affect the value of the securities
One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the basket components or stocks that are included in the share underlying indices as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the basket components or stocks that are included in the share underlying indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could affect the initial share prices, and, therefore, could increase the prices at or above which the basket components must close on the determination date so that an investor would not sustain a loss on their investment.  Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the prices of the basket components on the determination date, and, accordingly, the amount of cash an investor will receive at maturity.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
As calculation agent, MS & Co. will determine the initial share price and the final share price for each basket component, the weighting for each basket component, the basket performance and the payment that you will receive at maturity.  Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or calculation of any closing price in the event of a market disruption event or discontinuance of an index tracked by a basket component, and certain adjustments to an adjustment factor.  These potentially subjective determinations may adversely affect the payout to you at maturity.  For further information regarding these types of determinations, see the sections of this pricing supplement called “Description of Securities—Determination Date” “—Payment at Maturity,” “—Performance Value,” “—Initial Price,” “—Closing Price,” “—Final Price,” “—Market Disruption Event,” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of a Basket Component and/or Share Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent.”  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

The U.S. federal income tax consequences of an investment in the securities are uncertain
Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

Moreover, because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge would be imposed).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Security” refers to each $10 Stated Principal Amount of our Buffered Participation Securities Linked to Global Equities due May 13, 2020 Based on a Performance-Allocation Basket Composed of the WisdomTree Europe Hedged Equity Fund, the iShares® Russell 2000® ETF and the Energy Select Sector SPDR® Fund.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Original Issue Date (Settlement Date)	May 13, 2015 (3 Business Days after the Pricing Date)

Maturity Date	May 13, 2020, subject to extension as described below.

If, due to a Market Disruption Event or otherwise, the Determination Date is postponed for any Basket Component is postponed so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second Business Day following such Determination Date as postponed.

Pricing Date	May 8, 2015

Interest Rate	None

Specified Currency	U.S. dollars

CUSIP Number	61764V794

ISIN Number	US61764V7947

Minimum Purchase Amount	$1,000

Issue Price	$10 (100%)

Stated Principal Amount	$10

Basket	The following table sets forth the Basket Components along with the Initial Price and the relevant Bloomberg ticker symbol:

Basket Component	Initial Price	Bloomberg ticker symbol*
Shares of the WisdomTree Europe Hedged Equity Fund (the “HEDJ Shares”)		HEDJ UP
Shares of the iShares® Russell 2000® ETF (the “IWM Shares”)		IWM UP
Shares of the Energy Select Sector SPDR® Fund (the “XLE Shares”)		XLE UP
*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each Basket Component, the Initial Price and the Final Price will be determined as set forth under “Initial Price” and “Final Price” below.

Share Underlying Index	For the HEDJ Shares, the WisdomTree Europe Hedged Equity Index; for the IWM Shares, the Russell 2000® Index; and for the XLE Shares, the Energy Select Sector Index

Share Underlying Index Publisher	For the HEDJ Shares, WisdomTree Investments, Inc., for the IWM Shares, Russell Investments and for the XLE Shares, S&P Dow Jones Indices

Weightings
Based on the relative performance of the Basket Components against each other, as measured on the Determination Date, the Weightings of each Basket Component will be determined by the Calculation Agent as follows:  The Basket Component with the best performance will be allocated a Weighting of 45%, the Basket Component with the second-best performance will be allocated a Weighting of 35% and the Basket Component with the worst performance will be allocated a Weighting of 20%.

Determination Date	May 8, 2020; subject to postponement as described in the following paragraph.

If the scheduled Determination Date is not a Trading Day with respect to any Basket Component or if a Market Disruption Event occurs on the Determination Date with respect to any Basket Component, the Closing Price with respect to each such affected Basket Component will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Basket Component.  The Basket Performance for the scheduled Determination Date will be determined on the date on which the Closing Price for each of the Basket Components for such Determination Date has been determined; provided that the Closing Price for any affected Basket Component will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Determination Date, and if such date is not a Trading Day or if there is a Market Disruption Event with respect to the affected Basket Component on such date, the Calculation Agent will determine the Closing Price of one share of the Basket Component on such date as the mean of the bid prices for one share of the Basket Component for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Payment at Maturity
At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to the $10 Stated Principal Amount of each Security an amount in cash, as determined by the Calculation Agent, equal to:

(i) if the Basket Performance is positive,  $10 plus the product of $10 and the Basket Percent Increase,

(ii) if the Basket Performance is negative but is not less than -10%, meaning that the value of the Basket has not decreased by more than the Buffer Amount of 10%, the Stated Principal Amount of $10, or

(iii) if the Basket Performance is negative and is less than -10%, meaning that the value of the Basket has decreased by more than the Buffer Amount of 10%,

$10 x (Basket Performance Factor + Buffer Amount)

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 Stated Principal Amount of each Security, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on or prior to the Maturity Date.  We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book Entry Security or Certificated Security” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Basket Performance	The Basket Performance is the sum of the Performance Values for each of the Basket Components.

Performance Value
With respect to each Basket Component, the product of (x) the Final Price for such Basket Component minus the Initial Price for such Basket Component divided by (y) the Initial Price for such Basket Component times (z) the Weighting for such Basket Component.  Each such product may be expressed by the following formula:

(final price – initial price)	× weighting
initial price

In certain circumstances, the Performance Value will be based on the alternate calculation of the Closing Prices for the Basket Components, as described under “—Discontinuance of a Basket Component and/or Share Underlying Index; Alteration of Method of Calculation.”

Initial Price
The Initial Price for each Basket Component will equal the Closing Price of such Basket Component on the Pricing Date; provided that if a Market Disruption Event occurs on the Pricing Date, the Initial Price of each affected Basket Component will be determined in accordance with the fallback mechanics described under “—Determination Date” above.

Closing Price
Subject to the provisions set out under “—Discontinuance of a Basket Component and/or Share Underlying Index; Alteration of Method of Calculation” and “—Antidilution Adjustments” below, the Closing Price for a Basket Component (or one unit of any other security for which a Closing Price must be determined) on any Trading Day will be determined by the Calculation Agent and means:

(i)
if any of the Basket Components is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which any such Basket Component is listed,

(ii)	if any of the Basket Components is securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)
if any of the Basket Components is not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If any of the Basket Components is listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for such Basket Component on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day.  If a Market Disruption Event (as defined below) occurs with respect to any of the Basket Components or the last reported sale price or the official closing price published by NASDAQ, as applicable, for any of the Basket Components is not available pursuant to either of the two preceding sentences, then the Closing Price for such Basket Component for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Component for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA.  See “—Discontinuance of a Basket Component and/or Share Underlying Index; Alteration of Method of Calculation” and “—Antidilution Adjustments” below.

Final Price
The Final Price for a Basket Component (or one unit of any other security for which a Final Price must be determined) is the Closing Price of one share of such Basket Component times the Adjustment Factor for such Basket Component, each as determined by the Calculation Agent on the Determination Date.

Adjustment Factor
The Adjustment Factor for a Basket Component is 1.0, subject to adjustment by the Calculation Agent in the event of certain events affecting such Basket Component.  See “—Antidilution Adjustments” below.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market Disruption Event	Market Disruption Event means, for each Basket Component:

(i)	the occurrence or existence of any of:

(a)
a suspension, absence or material limitation of trading of such Basket Component on the primary market for such Basket Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Component as a result of which the reported trading prices for such Basket Component during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such Basket Component, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(b)
the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of any of the Share Underlying Indices on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(c)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to any of the Share Underlying Indices for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in any of the Share Underlying Indices is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Share Underlying Index, shall be based on a comparison of (x) the portion of the value of such Share Underlying Index attributable to that security relative to (y) the overall value of such Share Underlying Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in any of the Basket Components or in futures or options contracts related to any of the Share Underlying Indices or any of the Basket Components will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on any of the Share Underlying Indices or on any of the Basket Components by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Share Underlying Index or such Basket Component, as applicable, and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to any of the Share Underlying Indices or any of the Basket Components is traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in any of the Basket Components, see “—Discontinuance of a Basket Component and/or the Share Underlying Index; Alteration of Method of Calculation” below.

Relevant Exchange	Relevant Exchange means the primary exchange or market of trading for any security (or any combination thereof) then included in the Share Underlying Index or any Successor Index (as defined below).

Antidilution Adjustments	If a Basket Component is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for such Basket Component will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Component.

No adjustment to an Adjustment Factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to an Adjustment Factor or method of calculating an Adjustment Factor and of any related determinations and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Book Entry Security or Certificated Security
Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry securities, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation

Agent	MS & Co.

Alternate Exchange Calculation
in Case of an Event of Default
If an Event of Default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

•	the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Default Quotation Period

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Determination Date, then the Acceleration Amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of a Basket Component and/or
Share Underlying Index; Alteration of
Method of Calculation
If trading in a Basket Component on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the Basket Component is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the Closing Price of the Basket Component on any Trading Day following the Discontinuance or Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the Share Underlying Index (or any Successor Index, as described below) on such Trading Day, taking into account any material changes in the method of calculating the Share Underlying Index following such Discontinuance or Liquidation Event, times (ii) a fraction, the numerator of which is the Closing Price of the Basket Component and the denominator of which is the closing value of the Share Underlying Index (or any Successor Index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a Closing Price of the Basket Component was available.

If, subsequent to a Discontinuance or Liquidation Event, the Share Underlying Index Publisher discontinues publication of the Share Underlying Index and the Share Underlying Index Publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Share Underlying Index (such index being referred to herein as a “Successor Index”), then any subsequent Closing Price on any Trading Day following a Discontinuance or Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Securities, within three Business Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If, subsequent to a Discontinuance or Liquidation Event, the Share Underlying Index Publisher discontinues publication of the Share Underlying Index prior to, and such discontinuance is continuing on, the Determination Date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Closing Price for the Basket Component for such date.  The Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating the Share Underlying Index last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing the Share Underlying Index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Share Underlying Index may adversely affect the value of the Securities.

Calculation Agent	MS & Co. and its successors

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Basket Performance or whether a Market Disruption Event has occurred.  See “—Discontinuance of a Basket Components and/or Share Underlying Index; Alteration of Method of Calculation” and “—Market Disruption Event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information
The following tables set forth the published high, low and end of quarter Closing Prices for each of the Basket Components for each calendar quarter in the period from January 1, 2010 through April 28, 2015.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  On April 28, 2015, the Closing Price for the HEDJ Shares was $66.78, the Closing Price for the IWM Shares was $125.16 and the Closing Price for the XLE Shares was $82.30.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.  The historical performance of the Basket Components should not be taken as an indication of future performance. The prices of the Basket Components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  We cannot give you any assurance that the Basket Performance, as measured on the Determination Date, will be positive.  If the Basket Performance on the Determination Date is negative and is less than -10%, meaning that the value of the Basket has decreased by more than the Buffer Amount of 10%, you will receive an amount in cash that is less than the $10 Stated Principal Amount of each Security by an amount proportionate to the decline in the value of the Basket beyond the Buffer Amount, and you will lose money on your investment.  You could lose up to 90% of the Stated Principal Amount of the Securities.

The WisdomTree Europe Hedged Equity Fund Historical High, Low and Period End Closing Prices January 1, 2010 through April 28, 2015

HEDJ Shares	High ($)	Low ($)	Period End ($)
2010
First Quarter	48.22	43.33	47.99
Second Quarter	49.40	41.65	41.65
Third Quarter	46.19	41.72	44.83
Fourth Quarter	47.48	45.01	46.85
2011
First Quarter	49.22	44.53	47.92
Second Quarter	48.99	45.03	46.44
Third Quarter	47.04	37.55	40.31
Fourth Quarter	43.11	38.60	41.20
2012
First Quarter	45.92	41.33	44.80
Second Quarter	44.70	39.83	42.09
Third Quarter	44.66	40.19	42.89
Fourth Quarter	47.67	43.30	47.67
2013
First Quarter	51.12	47.65	50.13
Second Quarter	53.07	46.50	48.07
Third Quarter	54.61	48.05	53.15
Fourth Quarter	56.11	52.59	56.11
2014
First Quarter	56.89	52.77	56.55
Second Quarter	60.40	55.85	58.43
Third Quarter	59.48	54.63	57.78
Fourth Quarter	60.21	52.45	55.62
2015
First Quarter	67.18	54.19	66.14
Second Quarter (through April 28, 2015)	68.52	66.21	66.78

The WisdomTree Europe Hedged Equity Fund Daily Closing Prices January 1, 2010 through April 28, 2015

The iShares® Russell 2000® ETF Historical High, Low and Period End Closing Prices January 1, 2010 through April 28, 2015

HEDJ Shares	High ($)	Low ($)	Period End ($)
2010
First Quarter	69.25	58.68	67.81
Second Quarter	74.14	61.08	61.08
Third Quarter	67.67	59.04	67.47
Fourth Quarter	79.22	66.94	78.23
2011
First Quarter	84.17	77.18	84.17
Second Quarter	86.37	77.77	82.80
Third Quarter	85.65	64.25	64.25
Fourth Quarter	76.45	60.97	73.69
2012
First Quarter	84.41	74.56	82.85
Second Quarter	83.79	73.64	79.65
Third Quarter	86.40	76.68	83.46
Fourth Quarter	84.69	76.88	84.29
2013
First Quarter	94.80	86.65	94.26
Second Quarter	99.51	89.58	97.16
Third Quarter	107.10	98.08	106.62
Fourth Quarter	115.31	103.67	115.31
2014
First Quarter	119.83	108.64	116.34
Second Quarter	118.81	108.88	118.81
Third Quarter	120.02	109.35	109.35
Fourth Quarter	121.08	104.30	119.67
2015
First Quarter	126.03	114.69	124.35
Second Quarter (through April 28, 2015)	126.55	124.40	125.16

The iShares® Russell 2000® ETF Daily Closing Prices January 1, 2010 through April 28, 2015

The Energy Select Sector SPDR® Fund Historical High, Low and Period End Closing Prices January 1, 2010 through April 28, 2015

HEDJ Shares	High ($)	Low ($)	Period End ($)
2010
First Quarter	60.30	53.74	57.52
Second Quarter	62.07	49.68	49.68
Third Quarter	56.31	49.38	56.06
Fourth Quarter	68.25	56.11	68.25
2011
First Quarter	80.01	67.78	79.81
Second Quarter	80.44	70.99	75.35
Third Quarter	79.79	58.59	58.59
Fourth Quarter	73.04	56.55	69.13
2012
First Quarter	76.29	69.46	71.73
Second Quarter	72.42	62.00	66.37
Third Quarter	76.57	64.96	73.48
Fourth Quarter	74.94	68.59	71.44
2013
First Quarter	79.99	72.86	79.32
Second Quarter	83.28	74.09	78.36
Third Quarter	85.30	78.83	82.88
Fourth Quarter	88.51	81.87	88.51
2014
First Quarter	89.06	81.89	89.06
Second Quarter	101.29	88.45	100.10
Third Quarter	100.58	90.62	90.62
Fourth Quarter	88.77	73.36	79.16
2015
First Quarter	82.29	72.86	77.58
Second Quarter (through April 28, 2015)	82.70	77.52	82.30

The Energy Select Sector SPDR® Fund Daily Closing Prices January 1, 2010 through April 28, 2015

The WisdomTree Europe
Hedged Equity Fund
The WisdomTree Europe Hedged Equity Fund is an exchange-traded fund that seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the WisdomTree Europe Hedged Equity Index.  The Fund generally uses a Representative Sampling Strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the HEDJ Underlying Index whose risk, return and other characteristics generally resemble the risk return and other characteristics of the HEDJ Underlying Index as a whole.  Under normal circumstances, at least 95% of the HEDJ Shares’ total assets (exclusive of collateral held from securities lending) will be invested in component securities of the HEDJ Underlying Index and investments that have economic characteristics substantially identical to those of such component securities.  The HEDJ Shares may invest the remainder of their assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options, and swaps.  To the extent the HEDJ Underlying Index holds 25% or more of its total assets in the securities of a particular industry or group of industries, the WisdomTree Europe Hedged Equity Fund will concentrate its investments to approximately the same extent as the HEDJ Underlying Index.

To offset the exposure of the HEDJ Shares to the euro, the WisdomTree Europe Hedged Equity Fund may enter into forward currency contracts or futures contracts.  The amount of forward contracts and futures contracts in the HEDJ Shares is based on the aggregate exposure of the HEDJ Shares to the euro.  This approach may not eliminate the exposure of the WisdomTree Europe Hedged Equity Fund to the euro.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the euro and the U.S. dollar.

The WisdomTree Europe Hedged Equity Fund is one of the investment portfolios of WisdomTree Trust (“WTT”), a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the Commission by WTT pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333−132380 and 811-21864, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the HEDJ Shares.  We have derived all disclosures contained in this pricing supplement regarding WTT from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to WTT.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding WTT is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the HEDJ Shares (and therefore the price of the HEDJ Shares at the time we priced the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning WTT could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the HEDJ Shares.

We and/or our affiliates may presently or from time to time engage in business with WTT.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to WTT, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the HEDJ Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of WTT as in your judgment is appropriate to make an informed decision with respect to an investment in the HEDJ Shares.

The WisdomTree Europe
Hedged Equity Index
The WisdomTree Europe Hedged Equity Index, which we refer to as the HEDJ Underlying Index, is a stock index calculated, published and disseminated by WisdomTree Investments, Inc. (“WTI”), and is designed to provide exposure to a segment of the European equity markets while at the same time attempting to mitigate exposure to fluctuations of the euro relative to the U.S. dollar.  The HEDJ Underlying Index consists of dividend-paying companies domiciled in Europe and traded on one of the major stock exchanges in Europe that derive less than 50% of their revenue from sources in Europe.  By excluding companies that derive 50% or more of their revenue from Europe, the HEDJ Underlying Index is concentrated on dividend-paying companies with a more significant non-Europe revenue base.  The companies included in the HEDJ Underlying Index typically have greater exposure to the value of global currencies, and, in many cases, their business prospects historically have improved when the value of the euro has declined and have weakened when the value of the euro has increased.

Selection Criteria

To be eligible for inclusion in the HEDJ Underlying Index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the HEDJ Underlying Index; (ii) market capitalization of at least $1 billion as of the rebalance of the HEDJ Underlying Index; (iii) average daily dollar volume of at least $100,000 for the three months preceding the rebalance of the HEDJ Underlying Index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the HEDJ Underlying Index.

Companies are weighted in the HEDJ Underlying Index based on annual cash dividends paid.  At the time of the annual rebalance of the HEDJ Underlying Index, the maximum weight of any single security in the HEDJ Underlying Index is capped at 5%, the maximum weight of any one country in the HEDJ Underlying Index is capped at 25% and the maximum weight of any one sector in the HEDJ Underlying Index is capped at 25%.  In response to market conditions, security, country and sector weights may fluctuate above the specified cap between annual rebalance of the HEDJ Underlying Index dates.  WTI, as index provider, currently uses Standard & Poor’s Global Industry Classification Standards (“S&P GICS”) to define companies in each sector.  The following sectors are included in the HEDJ Underlying Index: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, telecommunication services, and utilities.  A sector is comprised of multiple industries. For example, the energy sector is comprised of companies in, among others, the natural gas, oil and petroleum industries.

Index Calculation

The index values of the HEDJ Underlying Index are calculated by aggregating the sum of the product of the number of stocks in the HEDJ Underlying Index for a component company, the price of such stock and the cross rate of the euro against the U.S. dollar.  This value is then adjusted by a divisor.  By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the HEDJ Underlying Index due to changes in composition, weighting or corporate actions.

The HEDJ Underlying Index is calculated whenever the New York Stock Exchange is open for trading.  If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the HEDJ Underlying Index until trading resumes.  If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the HEDJ Underlying Index.  Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the HEDJ Underlying Index.

The HEDJ Underlying Index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

The HEDJ Underlying Index is calculated on a daily basis and it uses a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations.  The precise calculation for the daily hedged currency index is as follows:

WT _ Hedged1=WT _ Hedged0 *(	WT _ Unhedged1	+ HedgeRet1)
WT _ Unhedg ed0

HedgeRet1	=	Spot Ratem0	-	Spot Ratem0
		Forward		Spot Ratemd + (	D - d	)*(Forward Ratemd - Spot Ratemd)
		Ratem0			D

Where:
•         Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar
•         Spot Rate = Spot Rate in foreign currency per U.S. dollar.
•         For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is the last day of month m-1.
•         D = total number of days in month m

Weighting

The HEDJ Underlying Index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index.  The initial weight of a component in the HEDJ Underlying Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”).  Special dividends are not included in the computation of weights of the HEDJ Underlying Index.  The Cash Dividend Factor is calculated for every component in the HEDJ Underlying Index and then summed.  The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that HEDJ Underlying Index.  The International Weighting Date is the date on which component weights are set and it occurs immediately after the close of trading on the third Wednesday of June.  New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the “International Reconstitution Date”).

The weighting of the HEDJ Underlying Index will be modified in the event of the following weighting modification events:

(i)                   The maximum weight of any individual component security is capped at 5% on the annual rebalance, prior to the introduction of country and sector caps.  The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.
(ii)         Where the collective weight of the component securities of the HEDJ Underlying Index whose individual current weights are greater than or equal to 5.0% of the HEDJ Underlying Index is greater than or equal to 50.0% of the

HEDJ Underlying Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the HEDJ Underlying Index at the close of the current calendar quarter.  All other components in the HEDJ Underlying Index will also be rebalanced to reflect their relative weights before the adjustment.
(iii)         Where a country achieves a weight that is greater than or equal to 25% of the HEDJ Underlying Index, the weight of companies will be proportionally reduced to 25% as of the annual screening date.
(iv)         Where a sector achieves a weight that is greater than or equal to 25% of the HEDJ Underlying Index, the weight of companies will be proportionally reduced to 25% as of the annual screening date.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the calculation of the index value of the HEDJ Underlying Index.  However, special dividends that are not reinvested in the HEDJ Underlying Index require index divisor adjustments.

Maintenance of the HEDJ Underlying Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions.  Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the number of stocks of such constituent included in the HEDJ Underlying Index and the stock prices of the component companies in the HEDJ Underlying Index.  Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the HEDJ Underlying Index or in the stock prices of the component companies in the HEDJ Underlying Index.  Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments.  Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions.  Whenever possible, changes to the components of the Underlying Index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments

Changes in the market capitalization of the HEDJ Underlying Index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the HEDJ Underlying Index.  Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date.  In certain instances where information is incomplete, or the completion of an event is announced too late to implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter.  For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

The iShares® Russell 2000® ETF;
Public Information
The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.  The iShares® Russell 2000® ETF is registered as part of the iShares Trust, a registered investment company.  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the IWM Shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The Russell 2000® Index
The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

The Energy Select Sector SPDR® Fund
The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. The Energy Select Sector SPDR® Fund is managed by Select Sector SPDR Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at .www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the XLE Shares.  We have derived all disclosures contained in this pricing supplement regarding the Select Sector Trust from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the Shares.

The Energy Select Sector Index
The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. As of September 30, 2014, the Energy Select Sector Index consisted of 43 component stocks. See “Energy Select Sector Index” in the accompanying index supplement.

Use of Proceeds and Hedging
The proceeds we receive from the sale of the Securities will be used for general corporate purposes.  We will receive, in aggregate, $10 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the Agent’s commissions.  The costs of the Securities borne by you and described beginning on PS-3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the

Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the Basket Components, in futures and/or options contracts on the Basket Components or any component securities underlying any of the Share Underlying Indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the values of the Basket Components on the Pricing Date, and, therefore, could increase the values at or above which the Basket Components must close on the Determination Date so that you do not sustain a loss on your initial investment in the Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling the Basket Components and/or the securities underlying any of the Share Underlying Indices or futures and/or options contracts on the Basket Components or component securities underlying any of the Share Underlying Indices listed on major securities or commodities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by buying any such securities or instruments on the Pricing Date and/or selling such securities or instruments on the Determination Date.  We cannot give any assurance that our hedging activities will not affect the values of the Basket Components, and, therefore, adversely affect the value of the Securities or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution (Conflicts of Interest),” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of Securities set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may distribute the Securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.25 for each Security they sell. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the Securities such that for each Security the estimated value on the pricing date will be no lower than the minimum level described in “Summary of Pricing Supplement” beginning on PS-3.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account.  The Agent must close out any naked short position by purchasing the Securities in the open market after the offering.  A naked short position in the Securities is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities, any of the Basket Components or the securities underlying the Basket Components in the open market to stabilize the price of the Securities.  Any of these activities may raise or maintain the market price of the Securities above independent market prices or prevent or retard a decline in the market price of the Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We will not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the Securities:

Brazil

The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Benefit Plan Investor Considerations
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these Securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these Securities.

Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these Securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a plan asset entity, is not purchasing such Securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these Securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

The Securities are contractual financial instruments.  The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities.  The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)      the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)     we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)    any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)    our interests are adverse to the interests of the purchaser or holder; and

(v)     neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of these Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these Securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Securities by the account, plan or annuity.

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Securities, either directly or indirectly.

United States Federal Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Securities.  This discussion applies only to initial investors in the Securities who:

•       purchase the Securities at their “issue price,” which will equal the first price at which a substantial amount of the Securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•       hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•       certain financial institutions;
•       insurance companies;
•       certain dealers and traders in securities or commodities;

•       investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•       U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•       partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•       regulated investment companies;
•       real estate investment trusts;
•       tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•       persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares held by any basket component to which a Security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or settlement of the Securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each

Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities).  Unless otherwise stated, the following discussion is based on the treatment of each Security as an open transaction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•       a citizen or individual resident of the United States;

•       a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•       an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the characterization of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled.  Any gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Because the Securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Securities will be treated as a “constructive ownership transaction.”  A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of an exchange-traded fund).  If an investment in the Securities is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a Security could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding.  The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the Securities) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of a Security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Security (which reflects an increase in the value of the Underlying Shares over the term of the Security) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  However, because any positive return on the Securities at maturity will equal 100% of the price return on the Underlying Shares, it is expected that any long-term capital gain recognized by a U.S. Holder at maturity of the Securities will not exceed the net underlying long-term capital gain.  Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”  Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Securities.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the Securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  The IRS could, for instance, seek to treat a Security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the

Securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative U.S. federal income tax treatments of the Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•       a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•       certain former citizens or residents of the United States; or

•       a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general.  Assuming the treatment of the Securities as set forth above is respected, and subject to the discussions concerning backup withholding and the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Section 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:

•       the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•       the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•       the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

•       the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding a Security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the Securities should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and the discussion below regarding FATCA).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the Securities as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income.  If the Securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of the Securities.  If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Securities.